Exhibit 10.17.19

FIRST AMENDMENT
TO
SECOND AMENDED AND RESTATED
EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Amendment”), is made and entered into on the 23rd day of July, 2015, to be effective as of the 1st day of November, 2015, by and between OLD DOMINION FREIGHT LINE, INC. (the “Company”), a corporation organized and existing under the laws of the Commonwealth of Virginia and having its principal office at Thomasville, North Carolina, and EARL E. CONGDON (the “Executive”), an individual residing at Fort Lauderdale, Florida.

RECITALS:

The Company and the Executive previously entered into the Second Amended and Restated Employment Agreement, effective as of November 1, 2012 (the “Employment Agreement”), the term of which Employment Agreement is scheduled to expire November 1, 2015. The parties now desire to extend the term of the Employment Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and obligations contained in the Employment Agreement and of other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Executive agree as follows:

1.     Section 5.1 of the Employment Agreement is hereby amended by deleting the current text of Section 5.1 and replacing it with the following:

“5.1.    Term of Employment. The Term shall commence as of November 1, 2012, and shall continue until the earliest to occur of the following: (i) November 1, 2018; (ii) the date of death of the Executive; (iii) the specified date of termination under the Notice Exception (as defined in Section 5.2); (iv) the date of termination under the Cause Exception (as defined in Section 5.3); (v) the date the Executive terminates his employment for Good Reason; or (vi) the date of termination as a result of the Executive’s Total Disability.”

2.     This Amendment may be executed simultaneously in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

3.     Except as otherwise provided in this Amendment, the terms and provisions of the Employment Agreement shall be unchanged and shall continue in full force and effect.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment on the day and year first above written.

EXECUTIVE

/s/ Earl E. Congdon
Earl E. Congdon

OLD DOMINION FREIGHT LINE, INC.

By:      /s/ David S. Congdon
Name:     David S. Congdon
Title:     Vice Chairman and Chief Executive Officer

Attest:

/s/ Ross H. Parr
Secretary/Assistant Secretary